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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64609 and 333-76431) of Meade Instruments Corp. of our report dated July 19, 1999 relating to the audited financial statements of Bresser Optik GmbH & Co. KG., which appears in the Current Report on Form 8-K/A of Meade Instruments Corp. dated November 15, 1999.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
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                                          PricewaterhouseCoopers LLP